Exhibit 99.2

Viacom Announces the Pricing Terms of Its Cash Tender Offers for Certain Outstanding Debt Securities
NEW YORK --(BUSINESS WIRE)-- Viacom Inc. (“Viacom”, “we” or “our”) (NASDAQ: VIAB, VIA) today announced the pricing terms of its previously-announced cash tender offers (collectively, the “Offers”) for (1) up to $329,847,000 in aggregate principal amount (the “Capped Tender Amount”) of the 5.625% Senior Notes due 2019 issued by Viacom (the “Capped Tender Notes”), subject to proration procedures, and (2) up to $763,698,730.61 aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) (the “Waterfall Tender Amount”) of the debt securities issued by Viacom as set forth in the table below under “Waterfall Tender Offers” (collectively referred to as the “Waterfall Tender Notes” and, together with the Capped Tender Notes, the “Securities;” and each series of Securities, a “series”), subject to the Acceptance Priority Levels (set forth in the table below) and proration procedures, in each case from each registered holder of Securities (individually, a “Holder,” and collectively, the “Holders”). The terms and conditions of the Offers are described in the Offer to Purchase dated November 19, 2018 (the “Offer to Purchase”) and the related Letter of Transmittal dated November 19, 2018 (the “Letter of Transmittal”), and remain unchanged except as amended hereby and by Viacom’s press release earlier today announcing the early tender results, the increase of the Capped Tender Amount and the Waterfall Tender Amount of the Offers and the change in the expiration date.

The total consideration to be paid in the Offers for each series of Securities validly tendered and accepted for purchase was determined by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable U.S. Treasury Security, in each case as set forth in the table below (the “Total Consideration”), and is payable to Holders of the Securities who validly tendered and did not validly withdraw their Securities on or before 5:00 p.m., New York City time, on December 3, 2018 (the “Early Tender Deadline”) and whose Securities are accepted for purchase by Viacom. The Reference Yields (as determined pursuant to the Offer to Purchase) listed in the table were determined at 11:00 a.m., New York City time, today, December 4, 2018, by the dealer managers (identified below). The Total Consideration for each series of Securities includes an early tender premium of $30 per $1,000 principal amount of Securities validly tendered and not validly withdrawn by such Holders and accepted for purchase by Viacom.

The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	CUSIP Number	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration(1)	Aggregate Principal Amount Tendered(2)	Aggregate Principal Amount Expected to be Accepted for Purchase
Capped Tender Offer:
5.625% Senior Notes due 2019	92553PAD4	N/A	0.875% UST due September 15, 2019	2.703%	35	$1,019.57	$329,847,000	$329,847,000
Waterfall Tender Offers:
2.750% Senior Notes due 2019	92553PAY8	1	1.375% UST due December 15, 2019	2.769%	35	$996.29	$162,079,000	$162,079,000
4.500% Senior Debentures due 2042	92553PAL6	2	3.000% UST due August 15, 2048	3.217%	240	$855.98	$16,571,000	$16,571,000
4.875% Senior Debentures due 2043	92553PAQ5	3	3.000% UST due August 15, 2048	3.217%	240	$901.83	$14,405,000	$14,405,000

4.850% Senior Debentures due 2034	92553PAZ5	4	3.000% UST due August 15, 2048	3.217%	210	$950.03	$196,948,000	$196,948,000
3.450% Senior Notes due 2026	92553PBB7	5	3.125% UST due November 15, 2028	2.953%	125	$950.16	$354,803,000	$354,803,000
2.250% Senior Notes due 2022	92553PBA9	6	2.875% UST due October 31, 2023	2.830%	110	$950.45	$72,570,000	$53,469,000
5.250% Senior Debentures due 2044	92553PAW2	7	3.000% UST due August 15, 2048	N/A	225	N/A	$239,487,000	$0
3.250% Senior Notes due 2023	92553PAR3	8	2.875% UST due October 31, 2023	N/A	120	N/A	$53,192,000	$0
3.125% Senior Notes due 2022	92553PAM4	9	2.875% UST due October 31, 2023	N/A	115	N/A	$84,905,000	$0
3.875% Senior Notes due 2024	92553PAX0	10	2.875% UST due October 31, 2023	N/A	110	N/A	$186,462,000	$0
3.875% Senior Notes due 2021	92553PAJ1	11	2.875% UST due November 15, 2021	N/A	75	N/A	$291,774,000	$0
4.250% Senior Notes due 2023	92553PAT9	12	2.875% UST due October 31, 2023	N/A	105	N/A	$774,289,000	$0
4.500% Senior Notes due 2021	925524BG4	13	2.875% UST due November 15, 2021	N/A	80	N/A	$135,801,000	$0
5.850% Senior Debentures due 2043	92553PAU6	14	3.000% UST due August 15, 2048	N/A	230	N/A	$583,142,000	$0
__________

(1)	Per $1,000 principal amount of the Securities that are tendered and accepted for purchase.

(2)	As of the Early Tender Deadline.

Viacom currently expects to accept for purchase the aggregate principal amount of each series of the Securities set forth in the column titled, “Aggregate Principal Amount Expected to be Accepted for Purchase,” in the table above.

Securities not accepted for purchase will be promptly credited to the account of the Holder of such Securities with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase and the Letter of Transmittal.

All payments for Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Securities purchased from the last interest payment date applicable to the relevant series of Securities up to, but not including, the early settlement date, which is currently expected to be December 5, 2018. In accordance with the terms of the Offers, the withdrawal deadline was 5:00 p.m., New York City time, on December 3, 2018. As a result, tendered Securities may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Viacom).

Although the Offers are scheduled to expire at 11:59 p.m., New York City time, on December 18, 2018, because Holders of Securities subject to the Offers validly tendered and did not validly withdraw Securities on or prior to the Early Tender Deadline for which (1) in the case of the Capped Tender Notes, the aggregate principal amount equals the Capped Tender Amount and (2) in the case of the Waterfall Tender Notes, the aggregate purchase price exceeds the Waterfall Tender Amount, Viacom does not expect to accept for purchase any tenders of Securities after the Early Tender Deadline.

Information Relating to the Offers

Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and RBC Capital Markets, LLC are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430‑3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106 (collect) or (800) 558-3745 (toll-free), Deutsche Bank Securities Inc., Liability Management Group, at (212) 250-2955 (collect) or (866) 627-0391 (toll-free) or RBC Capital Markets, LLC, Liability Management Group, at (212) 618-7843 (collect) or (877) 381-2099 (toll‑free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Viacom, the dealer managers, the tender agent or the information agent is making any recommendation as to whether or not Holders should tender their Securities in connection with the Offers.

About Viacom

Viacom creates entertainment experiences that drive conversation and culture around the world. Through television, film, digital media, live events, merchandise and solutions, our brands connect with diverse, young and young at heart audiences in more than 180 countries.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: technological developments, alternative content offerings and their effects in our markets and on consumer behavior; competition for content, audiences, advertising and distribution in a swiftly consolidating industry; the public acceptance of our brands, programs, films and other entertainment content on the various platforms on which they are distributed; the impact on our advertising revenues of declines in linear television viewing, deficiencies in audience measurement and advertising market conditions; the potential for loss of carriage or other reduction in the distribution of our content; evolving cybersecurity and similar risks; the failure, destruction or breach of our critical satellites or facilities; content theft; increased costs for programming, films and other rights; the loss of key talent; domestic and global political, economic and/or regulatory factors affecting our businesses generally; volatility in capital markets or a decrease in our debt ratings; a potential inability to realize the anticipated goals underlying our ongoing investments in new businesses, products, our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including services and technologies; fluctuations in our results due to the timing, mix, number and availability of our films and other programming; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2018 Annual Report on Form 10-K and our reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.
Contacts
Press:
Alex Rindler
Senior Manager, Corporate Communications
(212) 846-4337
alex.rindler@viacom.com

Investors:

James Bombassei
Senior Vice President, Investor Relations and Treasurer
(212) 258-6377
james.bombassei@viacom.com

Lou Converse
Vice President, Assistant Treasurer
(212) 846-8110
lou.converse@viacom.com